Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated April 1, 2021, with respect to the consolidated financial statements of AeroCare Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 6, 2021